United States
Securities and Exchange Commission
Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2021

PERFICIENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15169	74-2853258
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Drive
Suite 600
Saint Louis, Missouri 63141
(Address of principal executive offices)
(314) 529-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PRFT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Notes and the Indenture

On November 9, 2021, Perficient, Inc. (“Perficient” or the “Company”) issued $380.0 million aggregate principal amount of its 0.125% convertible senior notes due 2026 (the “Notes”) pursuant to an indenture, dated as of November 9, 2021 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee. Net proceeds to the Company, after deducting discounts and expenses, were approximately $369.1 million. The Company granted the initial purchasers of the Notes the option to purchase up to $50.0 million principal amount of Notes. The initial purchasers fully exercised this option on November 5, 2021.

The Company has used or will use the net proceeds as follows:

a.approximately $311.5 million of the net proceeds from this offering was used to pay the cash portion of the consideration in the Exchange Transactions (as defined below);
b.approximately $42.7 million was used to fund the cost of entering into the Hedge Transactions (as defined below), after such cost is partially offset by the proceeds that Perficient received from entering into the Warrant Transactions (as defined below); and
c.the remaining proceeds will be used for working capital or other general corporate purposes.

The Notes will bear interest at a rate of 0.125% per year. Interest will be payable in cash on May 15 and November 15 of each year, beginning May 15, 2022. The Notes will mature on November 15, 2026, unless earlier converted, redeemed or repurchased in accordance with their terms prior to such date. The initial conversion rate is 5.2100 shares of Perficient’s common stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $191.94 per share of common stock, and representing an initial conversion premium of approximately 30.0% above the volume-weighted average price of $147.6458 per share of Perficient’s common stock on November 4, 2021. The conversion rate, and thus the conversion price, may be adjusted under certain circumstances as described in the Indenture. Perficient will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at Perficient’s election, based on the applicable conversion rate(s). If a “make-whole fundamental change” (as defined in the Indenture) occurs, then Perficient will in certain circumstances increase the conversion rate for a specified period of time.

A Note may be converted at the holder’s option prior to the close of business on the second scheduled trading day immediately preceding November 15, 2026, but only under the following circumstances:

a.During any calendar quarter commencing after the calendar quarter ending on December 31, 2021, if the last reported sale price per share of Perficient’s common stock exceeds 130% of the conversion price for each of at least 20 trading days during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;
b.During the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of Perficient’s common stock on such trading day and the conversion rate on such trading day;
c.Upon the occurrence of certain corporate events or distributions on Perficient’s common stock described in the Indenture; and
d.At any time from, and including, May 15, 2026 until the close of business on the second scheduled trading day immediately before the maturity date.

Perficient may not redeem the notes at its option before maturity. If a “fundamental change” (as defined in the Indenture) occurs, then, except as described in the Indenture, noteholders may require Perficient to repurchase their notes at a cash repurchase price equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any.

The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture and the Form of Notes, copies of which are filed as Exhibits 4.1 and 4.2 hereto and incorporated by reference herein.

Convertible Note Hedge Transactions and Warrant Transactions

In connection with the pricing of the Notes on November 4, 2021, Perficient entered into privately negotiated convertible note hedge transactions (the “Hedge Transactions”) with one or more of the initial purchasers or their respective affiliates and/or other financial institutions (the “Option Counterparties”). The Hedge Transactions cover the number of shares of Perficient’s common stock that will initially underlie the aggregate amount of the Notes, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, and are expected generally to reduce or offset potential dilution to Perficient’s common stock upon any conversion of the Notes and/or offset any cash payments Perficient may be required to make in excess of the principal amount of converted Notes, as the case may be. Perficient also entered into separate privately negotiated warrant transactions with the Option Counterparties relating to the same number of shares of Perficient’s common stock, subject to customary anti-dilution adjustments (the “Warrant Transactions”). The Warrant Transactions could separately have a dilutive effect to the extent that the market value per share of Perficient’s common stock exceeds the strike price of the warrants. The strike price of the Warrant Transactions will initially be approximately $295.29 per share, which represents a premium of 100% to the volume-weighted average price per share of Perficient’s common stock on November 4, 2021, and is subject to certain adjustments under the terms of the Warrant Transactions. The Hedge Transactions and the Warrant Transactions are separate transactions entered into by Perficient with the Option Counterparties, are not part of the terms of the Notes and will not change the noteholders’ rights under the Notes and the Indenture.

The above description of the Hedge Transactions and the Warrant Transactions does not purport to be complete and is qualified in its entirety by reference to the terms of the forms of confirmations attached as Exhibits 10.1 and 10.2 hereto and incorporated by reference herein.

Concurrent Exchange Transactions

On November 4, 2021, the Company entered into in separate, privately negotiated exchange agreements (the “Exchange Agreements”) with a limited number of holders of its 1.250% Convertible Senior Notes Due 2025 (the “2025 Notes”) to exchange approximately $190.7 million principal amount of 2025 Notes for aggregate consideration consisting of approximately $311.5 million in cash, which includes accrued interest on the 2025 Notes, and 1,640,152 shares of the Company’s common stock. The exchange transactions were consummated on or about November 9, 2021.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information under Item 1.01 above is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information under Item 1.01 above is incorporated herein by reference.

Perficient issued and sold the Notes to the initial purchasers in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by such initial purchasers to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers. The warrants were sold to the Option Counterparties in private placements in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The offer and sale of the Notes, the Warrant Transactions and the shares of Perficient’s common stock issuable upon conversion of the Notes or exercise of the warrants have not been registered under the Securities Act, or any state securities laws, and the Notes, the warrants and the shares of Perficient’s common stock issuable upon conversion of the Notes or upon exercise of the warrants may not be offered or sold in the United States or to U.S. persons absent registration or the availability of exemptions from the registration requirements of the Securities Act and applicable state securities laws. Initially, the a maximum of 2,573,702 shares of the Company’s common stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 6.7729 shares of common stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions. Initially, a maximum of 3,959,600 shares of the Company’s common stock may be issued upon exercise of the Warrants, which is subject to adjustments pursuant to the terms of such Warrants.

The shares of Perficient’s common stock issued pursuant to the Exchange Agreements were issued in private placements in reliance on the exemptions from registration provided by Sections 3(a)(9) and 4(a)(2) of the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the counterparties to the Exchange Agreements. The offer and sale of the shares of common stock issued pursuant to the Exchange Agreements have not been registered under the Securities Act, or any state securities laws, and the shares of common stock may not be offered or sold in the United States or to U.S. persons absent registration or the availability of exemptions from the registration requirements of the Securities Act and applicable state securities laws.

ITEM 7.01 REGULATION FD DISCLOSURE

As a result of the convertible notes offering and related transactions, we expect to incur a loss on debt extinguishment, which we anticipate will have a material impact to GAAP earnings per share for the fourth quarter and the twelve months ending December 31, 2021. The convertible debt offering and related transactions does not change our adjusted earnings per share guidance (a non-GAAP measure) for the fourth quarter and twelve months ending December 31, 2021.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits.

Exhibit
Number	Description

4.1	Indenture, dated November 9, 2021, between Perficient, Inc. and U.S. Bank National Association, as trustee, relating to the Company’s 0.125% Convertible Senior Notes due 2026
4.2	Form of 0.125% Convertible Senior Notes due 2026 (included as Exhibit A to Exhibit 4.1)
10.1	Form of Convertible Note Hedge Transaction Confirmation
10.2	Form of Warrant Transaction Confirmation
10.3	Form of Exchange Agreement
10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFICIENT, INC.

Date:	November 10, 2021	By:	/s/ Paul E. Martin
Paul E. Martin
Chief Financial Officer